SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2003

APACHE CORPORATION
(Exact name of registrant as specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-4300 (Commission File Number)	41-0747868 (I.R.S. Employer Identification Number)

2000 Post Oak Boulevard
Suite 100
Houston, Texas 77056-4400
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 296-6000

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 24, 2003, “Apache Reports Record First-Quarter Earnings of $2.10 Per Share.”

Item 9. Regulation FD Disclosure

     Apache Corporation, a Delaware corporation (“Apache”), is furnishing this Current Report on Form 8-K to report information pursuant to Item 12 — Disclosure of Results of Operations and Financial Conditions of Form 8-K.

     On April 24, 2003, Apache issued a press release announcing results for the three-month period ended March 31, 2003. The press release is listed and furnished under Item 7 as Exhibit 99.1 and incorporated herein by reference.

     The press release discusses Apache’s cash from operations. During the conference call referenced in the press release, we discussed our cash from operations or “cash flow.” Cash from operations or cash flow represents net cash provided by operating activities before changes in operating assets and liabilities. Cash from operations or cash flow is presented because management believes it is a useful adjunct to net cash provided by operating activities under accounting principles generally accepted in the United States (GAAP). Cash from operations or cash flow is widely accepted as a financial indicator of an oil and gas company’s ability to generate cash which is used to internally fund exploration and development activities and to service debt. Cash from operations or cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative indicator of cash flows from operating, investing, or financing activities, or as a measure of liquidity. The following table reconciles net cash provided by operating activities to cash from operations or cash flow.

	For the Quarter
	Ended March 31,

	2003	2002

Net cash provided by operating activities	$538,041	$205,265
Changes in operating assets and liabilities	(105,924)	(83,943)

Cash from operations (or cash flow)	$643,965	$289,208

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APACHE CORPORATION

Date: April 29, 2003	/s/ Eric L. Harry

Eric L. Harry
Vice President and Associate General Counsel

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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated April 24, 2003, “Apache Reports Record First-Quarter Earnings of $2.10 Per Share.”